NINTH AMENDED AND RESTATED
APPENDIX B

CUSTODY AGREEMENT

The following series of Investment Managers Series Trust ("Funds"), a registered open-end management investment company are hereby made parties to the Custody Agreement dated January 14, 2008, with UMB Bank, n.a. ("Custodian") and Investment Managers Series Trust (the “Trust”), and agree to be bound by all the terms and conditions contained in said Agreement as of the date that each such series becomes a series of the Trust:

361 Global Managed Futures Strategy Fund
361 Long/Short Equity Fund
361 Managed Futures Strategy Fund
AAM/Bahl & Gaynor Income Growth Fund
AAM/Cutwater Select Income Fund
Advisory Research All Cap Value Fund
Advisory Research Emerging Markets Opportunities Fund
Advisory Research Global Value Fund
Advisory Research International All Cap Value Fund
Advisory Research International Small Cap Value Fund
Advisory Research MLP & Energy Income Fund
Advisory Research MLP & Energy Infrastructure Fund
Advisory Research Small Company Opportunities Fund
Advisory Research Strategic Income Fund
Aristotle/Saul Global Opportunities Fund
Aristotle International Equity Fund
BearlyBullish Fund
Bernzott U.S. Small Cap Value Fund
Bridgehampton Value Strategies Fund
Capital Innovations Global Agri, Timber, Infrastructure Fund
Center Coast MLP Focus Fund
Chartwell Small Cap Value Fund
Chilton Realty Income & Growth Fund
EP Asia Small Companies Fund
EP China Fund
EP Latin America Fund
EP Strategic U.S. Equity Fund
Euro Pac Gold Fund
Euro Pac Hard Asset Fund
Euro Pac International Bond Fund
EuroPac International Dividend Income Fund
Euro Pac International Value Fund
GaveKal Knowledge Leaders Fund
Gratry International Growth Fund

Horizon Spin-Off Corporate Restructuring Fund
Ironclad Managed Risk Fund
LS Theta Fund
Oak Ridge Dividend Growth Fund
Oak Ridge Growth Opportunity Fund
Oak Ridge Large Cap Growth Fund
Oak Ridge Small Cap Growth Fund
Oakseed Opportunity Fund
Perimeter Small Cap Opportunities Fund
Ramius Hedged Alpha Fund
Ramius Strategic Volatility Fund
Ramius Trading Strategies Managed Futures Fund
Ramius Event Driven Equity Fund
Riverbridge Growth Fund
RNC Genter Dividend Income Fund
Segall Bryant & Hamill All Cap Fund
Segall Bryant & Hamill Small Cap Value Fund
SilverPepper Merger Arbitrage Fund
SilverPepper Commodity Strategies Global Macro Fund
Strategic Latin America Fund
Stone Toro Long Short Fund
Toroso Newfound Tactical Allocation Fund
Towle Deep Value Fund
WCM Focused Emerging Markets Fund
WCM Focused Global Growth Fund
WCM Focused International Growth Fund
Zacks All-Cap Core Fund
Zacks Dividend Strategy Fund
Zacks Market Neutral Fund
Zacks Small-Cap Core Fund

[Signature page to follow.]

INVESTMENT MANAGERS SERIES TRUST
Attest:	By:
Name:
Title:
Date:

UMB BANK, N.A.
Attest:	By:
Name:
Title:
Date:

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